EXECUTION VERSION Master Sales Cooperation Agreement (2021) between Siemens Industry, Inc. – Smart Infrastructure with its principal place of business at 100 Technology Drive, Alpharetta GA 30005 - hereinafter referred to as “Siemens” - and Fluence Energy, LLC with its principal place of business at 4300 Wilson Blvd., #1100, Arlington VA 22203 - hereinafter referred to as “Fluence” - - Siemens and Fluence hereinafter referred to individually as “Party” or collectively as “Parties” Exhibit 10.26

2 Article 1 - Purpose 1.1 Fluence is a company providing battery energy storage solutions (“BESS”) and related services for the installation, commissioning, operation and maintenance of BESS prod- ucts in an industrial environment. 1.2 Siemens is a company providing products, services and solutions to the buildings and energy markets and also intending to provide its customer base with BESS as part of larger solutions. 1.3 Siemens, as a major shareholder of Fluence, has an interest that Fluence further suc- ceeds in addressing its markets. 1.4 The Parties previously entered into a January 1, 2018 Master Sales Cooperation Agreement (“Initial MSCA”) for the intent of cooperating to ensure meeting customer demands, timely delivery of high-quality BESS and related service and effective order planning and processing. In order to accelerate the adoption of energy storage in the market and to leverage Siemens’ extensive sales reach, Fluence is using Siemens sales organizations and customer relationships in some countries to bring Fluence’s BESS to Siemens customers as well as working together to assist Siemens in offering BESS as part of a larger solution. Fluence benefits from the extensive global sales reach of Siemens and its established customer relationships. 1.5 The Parties agree that the Initial MSCA is terminated effective as of the date of the signing of this Master Sales Cooperation Agreement (“MSCA 2021”) and that this MSCA 2021 replaces the Initial MSCA in its entirety. 1.6 Each Party shall endeavor to provide the other Party with information reasonably re- quired for the purpose of the MSCA 2021. Article 2 - Scope 2.1 The Parties intend to cooperate and to deliver value to each of the Parties’ customers ("Cooperation"). It is the objective of the Parties to benefit from this Cooperation by expanding their individual capabilities, making use of their combined capabilities, and achieving synergies where possible. (1) The Parties intend to continue and further grow their mutual supplier rela- tionship in accordance with the Storage Core Frame Purchase Agreement and the Equipment and Services Purchase Agreement (both dated January 1, 2018), as the same may be amended from time to time. (2) Siemens intends to support Fluence in a potential usage of the Siemens sales organization worldwide. The specific support any Siemens affiliate can provide, and related terms of support (including potential commission), will be

3 defined by a country specific agreement and/or project related agreements. Those agreements are expected to include arrangements covering among oth- ers: Dedicated Siemens resources, services (e.g. grid studies) and equipment deliveries, Siemens commission rates and expectations for Fluence. 2.2 Special Cooperation sales models between the Parties (e.g. consortium approach) shall be defined on a project specific basis. 2.3 The decision to pursue any specific project or transactions under any of the agreements shall be made independently and at the sole discretion of the Parties. 2.4 Any Cooperation activities are non-exclusive and are always subject to all applicable antitrust laws. The Parties will continuously review with their antitrust experts whether the intended sharing of project leads is admissible under the applicable antitrust laws before discussing any opportunities with each other. Article 3 - Legally binding provisions 3.1 The Parties shall not be legally committed to provide any Cooperation activities as de- scribed in Article 2 above. The Parties will in their sole discretion decide whether to provide the Cooperation activities and in their sole discretion decide upon the length of time that it will offer the Cooperation activities. Neither Party will be liable for deciding not to provide Cooperation activities nor for deciding to cease providing Cooperation activities. 3.2 Each Party shall bear its own internal and external costs related to drafting and execu- tion of this MSCA 2021. 3.3 Neither Party shall have grounds for any claim under any theory of law (including, with- out limitation, claims for damages and cost reimbursement) against the other Party as it relates to this MSCA 2021. 3.4 Each Party shall treat the negotiations and the contents of this MSCA 2021 as confi- dential unless the other Party gives its prior written consent to the disclosure of such information to a third-party. This confidentiality obligation shall not apply to information which is generally known, which can be shown to have been independently developed by the recipient, or which has been acquired from a third party without nondisclosure obligation to the disclosing Party. This obligation shall likewise not apply to the extent a Party is required by statutory regulations, governmental orders, legal process or stock exchange requirements to reveal this MSCA 2021 or any of the information such Party has obtained. This obligation shall survive the term of this MSCA 2021 for a period of three (3) years. 3.5 The substantive law governing this MSCA 2021 shall be that of the State of Delaware.

[Signature Page to Siemens Master Sales Cooperation Agreement] Smart Infrastructure By: Fluence Energy, Inc., as managing member By: By: Name: Ruth Gratzke Name: Manuel Perez Dubuc Title: Chief Executive Officer Title: Chief Executive Officer Date: Date: By: By: Name: Marsha Smith Name: Dennis Fehr Title: Chief Financial Officer Title: Chief Financial Officer Date: Date: Digitally signed by Gratzke Ruth DN: cn=Gratzke Ruth, o=Siemens,Date: 2021.10.26 17:07:12 -04'00' Gratzke Ruth Digitally signed by Smith Marsha DN: cn=Smith Marsha, o=Siemens,Date: 2021.10.26 17:47:48 -04'00' Smith Marsha October 27, 2021 October 27, 2021

[Signature Page to Siemens Master Sales Cooperation Agreement] Siemens Industry, Inc. – Fluence Energy, LLC Smart Infrastructure By: Fluence Energy, Inc., as managing member By: By: Name: Ruth Gratzke Name: Manuel Perez Dubuc Title: Chief Executive Officer Title: Chief Executive Officer Date: Date: By: By: Name: Marsha Smith Name: Dennis Fehr Title: Chief Financial Officer Title: Chief Financial Officer Date: Date: October 27, 2021

[Signature Page to Siemens Master Sales Cooperation Agreement] Siemens Industry, Inc. – Fluence Energy, LLC Smart Infrastructure By: Fluence Energy, Inc., as managing member By: By: Name: Ruth Gratzke Name: Manuel Perez Dubuc Title: Chief Executive Officer Title: Chief Executive Officer Date: Date: By: By: Name: Marsha Smith Name: Dennis Fehr Title: Chief Financial Officer Title: Chief Financial Officer Date: Date: October 27, 2021